UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2020

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FLEETCOR Technologies, Inc.
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(Exact name of registrant as specified in its charter)
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Delaware	001-35004	72-1074903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3280 Peachtree Road, Suite 2400	Atlanta	30305
(Address of principal executive offices)	GA	(Zip Code)
Registrant’s telephone number, including area code: (770) 449-0479
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	FLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2020, the Board of Directors (the "Board") of FLEETCOR Technologies, Inc. (the "Company" or "FLEETCOR"), upon the recommendation of the Nomination and Governance Committee, voted to increase the size of the Board from nine to ten directors and appointed Archie L. Jones as a director to fill the vacancy. Mr. Jones will also serve on the Acquisition Committee and newly formed Nomination and Governance Committee. Mr. Jones’s term will expire at the Company’s 2021 annual meeting of shareholders.

Mr. Jones, 49, has served as a managing director at Six Pillars Partners, a private equity firm since September 2019. Mr. Jones formerly served as the chief financial officer for NOWaccount Network Corporation from 2014 to 2019. Since 2016, he has also served on the board of directors at 1st Choice Credit Union and recently joined the board of directors at Jobvite. Mr. Jones also serves as a senior lecturer at Harvard Business School and is involved in a number of non-profit organizations, including as the chairman of the board for Project Evident and as the vice chair of the board for Year Up. At the time of his appointment, the Board considered Mr. Jones’s more than 20 years of experience as a leader in corporate M&A transactions and his expertise in executing other complex transactions including strategic alliances and joint ventures, his community ties, and his experiences serving on several large non-profit boards.

Mr. Jones was not elected pursuant to any arrangement or understanding with the Company or any other person, and there are no actual or proposed transactions between Mr. Jones or any of his immediate family members and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director of the Company. The Board has affirmatively determined that Mr. Jones qualifies as an independent director as defined by the listing standards of the New York Stock Exchange and the Company’s corporate governance guidelines.

In connection with his service on the Board, Mr. Jones will be entitled to the Company’s customary non-employee director compensation package, commencing in January 2021. The Company also expects to enter into an indemnification agreement on the Company’s standard form with Mr. Jones.

A copy of the press release issued by the Company on November 16, 2020 regarding the Mr. Jones’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit No. 99.1, FLEETCOR Technologies, Inc. press release dated November 16, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETCOR Technologies, Inc.

November 16, 2020	By: /s/ Daniel Fishbein
Daniel Fishbein
General Counsel

Exhibit Index

Exhibit No.	Description

99.1	FLEETCOR Technologies, Inc. press release dated November 16, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)